                                                 Registration No. 333-__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Intervisual Books, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

             CALIFORNIA                                  92-2929217
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)

  2716 OCEAN PARK BLVD., STE. 2020                          90405
      SANTA MONICA, CALIFORNIA                           (Zip Code)
(Address of Principal Executive Offices)

         NONSTATUTORY STOCK OPTION AGREEMENTS BETWEEN THE REGISTRANT AND
                DAN P. REAVIS, MARCIA J. GAYLOR, LYNETTE RUSCHAK,
                       WALDO H. HUNT AND LEONARD W. JAFFE
                            (Full Title of the Plan)

                                  Waldo H. Hunt
                             Chief Executive Officer
                             Intervisual Books, Inc.
                        2716 Ocean Park Blvd., Ste. 2020
                         Santa Monica, California 90405
                     (Name and Address of Agent for Service)

                                 (310) 396-8708
          (Telephone Number, Including Area Code, of Agent for Service)


                 Please address a copy of all communications to:

                             Stephen D. Cooke, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor
                          Costa Mesa, California 92626
                            Telephone: (714) 668-6200


                         CALCULATION OF REGISTRATION FEE

=========================================================================================
 Title of                               Proposed          Proposed
Securities             Amount           Maximum           Maximum            Amount of
  to be                 to be         Offering Price      Aggregate         Registration
Registered            Registered(1)     Per Share(2)    Offering Price           Fee

-----------------------------------------------------------------------------------------
Common Stock,         175,000(3)        $1.50             $262,500             $ 73
no par value           50,000(4)        $1.50             $ 75,000             $ 21
per share              50,000(5)        $1.50             $ 75,000             $ 21
                       31,000(6)        $1.625            $ 50,375             $ 15
                       25,000(7)        $1.50             $ 37,500             $ 11
Total                                                                          $141

=========================================================================================



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(1)     This Registration Statement covers, in addition to such number of shares issuable upon exercise of the options granted under the agreements, an indeterminate number of additional shares which may become subject to options as a result of the adjustment provisions of the agreements. The registration fee is calculated only on the stated number of shares.

(2) Calculated pursuant to Rule 457(h)(1), based on the actual price at which options may be exercised under the Nonstatutory Stock Option Agreements.

(3) Based on the Nonstatutory Stock Option Agreement dated November 13, 1997 between Intervisual Books, Inc. and Dan P. Reavis, as amended.

(4) Based on the Nonstatutory Stock Option Agreement dated April 1, 1998 between Intervisual Books, Inc. and Marcia J. Gaylor, as amended.

(5) Based on the Nonstatutory Stock Option Agreement dated February 10, 1998 between Intervisual Books, Inc. and Lynette Ruschak, as amended.

(6) Based on the Nonstatutory Stock Option Agreement dated October 1, 1997 between Intervisual Books, Inc. and Waldo H. Hunt.

(7) Based on the Nonstatutory Stock Option Agreement dated July 16, 1998 between Intervisual Books, Inc. and Leonard W. Jaffe.



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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.        PLAN INFORMATION*

ITEM 2.        REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

       *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents are incorporated herein by reference:

               (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above;

               (c) The description of the Registrant's common stock, no par value, which is contained in its Form 8-A filed on May 26, 1992 under the Exchange Act, including any amendments filed for the purpose of updating such description; and

               (d) All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES

               Not applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.



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

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Sections 204 and 317 of the California Corporations Code (the "Code") contain provisions concerning the Registrant's ability to indemnify its agents (including directors and officers) from certain liabilities and expenses incurred as a result of any proceeding arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant has adopted provisions in its Restated Articles of Incorporation which eliminate the personal liability of a director from monetary damages to the fullest extent permissible under the Code and which authorize the Registrant to provide indemnification of its agents. The Registrant's Bylaws provide indemnification to its agents to the maximum extent permitted by the Code. The Registrant has also entered into indemnification agreements with its directors and certain key officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8.  EXHIBITS

               The exhibits filed as part of this Registration Statement are as follows:


Exhibit Number                      Description of Exhibit
--------------                      ----------------------
       4.1            Nonstatutory Stock Option Agreement dated November 13,
                      1997, between Intervisual Books, Inc. and Dan P. Reavis
                      (the "Reavis Option Agreement") (Incorporated by reference to Exhibit 10.19 to the Registrant's Annual Report on Form
                      10-K for the fiscal year ended December 31, 1998.)

       4.2            Letter dated July 16, 1998 amending the Reavis Option
                      Agreement (Incorporated by reference to Exhibit 10.28 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.)

       4.3 Nonstatutory Stock Option Agreement dated April 1, 1998 between Intervisual Books, Inc. and Marcia J. Gaylor (the
                      "Gaylor Option Agreement").

       4.4            Letter dated July 16, 1998 amending the Gaylor Option
                      Agreement.

       4.5            Nonstatutory Stock Option Agreement dated February 10,
                      1998 between Intervisual Books, Inc. and Lynette Ruschak
                      (the "Ruschak Option Agreement").

       4.6            Letter dated July 16, 1998 amending the Ruschak Option
                      Agreement.

       4.7 Nonstatutory Stock Option Agreement dated October 1, 1997 between Intervisual Books, Inc. and Waldo H. Hunt
                      (Incorporated by reference to Exhibit 10.17 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.)



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

Exhibit Number                      Description of Exhibit
--------------                      ----------------------
       4.8            Nonstatutory Stock Option Agreement dated July 16, 1998
                      between Intervisual Books, Inc. and Leonard W. Jaffe
                      (Incorporated by reference to Exhibit 10.29 to the
                      Registrant's Annual Report on Form 10-K for the fiscal
                      year ended December 31, 1998.)

       5              Opinion of Paul, Hastings, Janofsky & Walker LLP

      23.1            Consent of BDO Seidman, LLP

      23.2            Consent of Paul, Hastings, Janofsky & Walker LLP
                      (contained in Exhibit 5)

      24              Power of Attorney (contained on Signature Page of
                      Registration Statement)

ITEM 9.        UNDERTAKINGS

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that the undertakings set forth in paragraphs
               (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




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
        (b) The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 21st day of April, 1999.

                                       INTERVISUAL BOOKS, INC.


                                       By: /s/ Nathan N. Sheinman
                                           -------------------------------------
                                           Nathan N. Sheinman
                                           President and Chief Operating Officer


                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathan N. Sheinman and Dan P. Reavis, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ Waldo H. Hunt                                         April 21, 1999
----------------------------------------                  --------------
Waldo H. Hunt, Chairman of the Board,                     Date
Chief Executive Officer, Director
(Principal Executive Officer)


/s/ Nathan N. Sheinman                                    April 21, 1999
----------------------------------------                  --------------
Nathan N. Sheinman, President,                            Date
Chief Operating Officer, Director



                    (Signatures Continued on Following Page)



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

/s/ Dan P. Reavis                                         April 21, 1999
----------------------------------------                  --------------
Dan P. Reavis, Executive Vice President,                  Date
Chief Financial Officer, Director
(Principal Financial Officer)


/s/ Gail A. Thornhill                                     April 21, 1999
----------------------------------------                  --------------
Gail A. Thornhill, Controller                             Date
(Principal Accounting Officer)


/s/ Gordon Hearne                                         April 21, 1999
----------------------------------------                  --------------
Gordon Hearne                                             Date
Director


/s/ Leonard W. Jaffee                                     April 21, 1999
----------------------------------------                  --------------
Leonard W. Jaffee                                         Date
Director


/s/ John J. McNaughton                                    April 21, 1999
----------------------------------------                  --------------
John J. McNaughton                                        Date
Director


/s/ Peter Seymour                                         April 21, 1999
----------------------------------------                  --------------
Peter Seymour                                             Date
Director



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

                                  EXHIBIT INDEX

Exhibits
--------
 4.1          Nonstatutory Stock Option Agreement dated November 13, 1997, between Intervisual Books, Inc. and Dan P. Reavis (the "Reavis
              Option Agreement") (Incorporated by reference to Exhibit 10.19 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.)

 4.2          Letter dated July 16, 1998 amending the Reavis Option Agreement
              (Incorporated by reference to Exhibit 10.28 to the Registrant's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1998.)

 4.3          Nonstatutory Stock Option Agreement dated April 1, 1998 between
              Intervisual Books, Inc. and Marcia J. Gaylor (the "Gaylor Option
              Agreement")

 4.4          Letter dated July 16, 1998 amending the Gaylor Option Agreement.

 4.5 Nonstatutory Stock Option Agreement dated February 10, 1998 between Intervisual Books, Inc. and Lynette Ruschak (the "Ruschak
              Option Agreement")

 4.6          Letter dated July 16, 1998 amending the Ruschak Option Agreement.

 4.7          Nonstatutory Stock Option Agreement dated October 1, 1997 between
              Intervisual Books, Inc. and Waldo H. Hunt (Incorporated by reference to Exhibit 10.17 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.)

 4.8          Nonstatutory Stock Option Agreement dated July 16, 1998 between
              Intervisual Books, Inc. and Leonard W. Jaffe (Incorporated by reference to Exhibit 10.29 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.)

 5            Opinion of Paul, Hastings, Janofsky & Walker LLP

 23.1         Consent of BDO Seidman, LLP

 23.2         Consent of Paul, Hastings, Janofsky & Walker LLP (contained in
              Exhibit 5)

 24           Power of Attorney (contained on Signature Page of Registration
              Statement)



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